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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements of Leggett & Platt, Incorporated, listed below, of our report dated February 14, 1995 appearing on page 30 of Leggett & Platt, Incorporated's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the incorproation by reference of our report on the Financial Statement Schedules, which is included in this Form 10-K.

1. Post-Effective Amendment No. 1 to Form S-8, Registration No. 33-15441, filed August 29, 1989.

2.   Form S-8, Registration No. 33-44224, filed November 27, 1991.

3.   Form S-8, Registration No. 33-45334, filed January 27, 1992.

4.   Form S-8, Registration No. 33-45335, filed January 27, 1992.

5.   Form S-8, Registration No. 33-45336, filed January 27, 1992.

6.   Form S-8, Registration No. 33-67910, filed August 26, 1993.

7.   Form S-8, Registration No. 33-54339, filed June 28, 1994.

8. Post-Effective Amendment No. 1 to Form S-3, Registration No. 33-55413, filed September 23, 1994.

9.   Form S-3, Registration No. 33-55725, filed September 30, 1994.

10.  Form S-3, Registration No. 33-56111, filed October 25, 1994.

11.  Form S-3, Registration No. 33-56919, filed December 16, 1994.


PRICE WATERHOUSE LLP


/S/  PRICE WATERHOUSE LLP



St. Louis, Missouri
March 28, 1995